Allegheny Energy Service Corporation

800 Cabin Hill Drive

Greensburg, PA 15601

July 13, 2006

Philip L. Goulding

c/o Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601

Dear Philip:

You and Allegheny Energy Service Corporation (“AESC”) for itself and as agent for its parent, Allegheny Energy, Inc. (“AEI”), the affiliates and subsidiaries of AESC and AEI, and any successors or assigns of any of the foregoing, entered into an Employment Agreement (the “Agreement”) dated as of October 3, 2003. You, AESC, and AEI have agreed that, effective July 7, 2006, you will no longer serve as Vice President – Strategic Planning of AEI and Chief Commercial Officer of Allegheny Energy Supply Company, LLC and that instead you will serve as the Senior Vice President and Chief Financial Officer of AESC and AEI.

Accordingly, you, AESC, and AEI hereby agree that the Agreement is hereby amended, effective July 7, 2006, as follows:

1. Amendment to Section 2 of the Agreement. The first paragraph of Section 2 of the Agreement is hereby amended to read as follows:

“2. Duties. From July 7, 2006 through the end of the Term as provided in Section 1(b) hereof, the Executive shall serve as the Senior Vice President and Chief Financial Officer of AEI and AESC. He shall report directly to the Chief Executive Officer of AEI. The Executive shall be responsible for the financial, treasury and strategic planning functions and the financial reporting of the AE Companies and for such other business responsibilities which are consistent with the position of Chief Financial Officer as the Chief Executive Officer may from time to time assign to the Executive. The Executive shall devote his best skill and substantially full time efforts (reasonable sick leave and vacations excepted) to the performance of his duties under this Agreement.”

Except as specifically amended hereby, all of the terms and provisions of the Agreement shall remain unchanged and are hereby ratified and confirmed. Please signify your agreement with the foregoing by signing the attached copy of this letter in the place indicated.

Very truly yours,

Allegheny Energy Service Corporation
By:	/s/ Paul J. Evanson
Paul J. Evanson Chairman, President and Chief Executive Officer

Allegheny Energy, Inc.
By:	/s/ Paul J. Evanson
Paul J. Evanson Chairman, President and Chief Executive Officer

AGREED AND ACCEPTED: /s/ Philip L. Goulding
Philip L. Goulding